Exhibit 99.1

7315 Wisconsin Avenue, Suite 1100 West, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com
News Release

Pebblebrook Hotel Trust Reports First Quarter 2017 Results
Executed Agreement to Sell Dumont NYC; Completed $75.0 Million of Share Repurchases

Bethesda, MD, April 27, 2017 -- Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today reported results for the first quarter ended March 31, 2017. The Company’s results include the following:

	First Quarter
	2017	2016
	($ in millions except per share and RevPAR data)

Net income	$14.1	$16.6

Same-Property RevPAR(1)	$192.92	$198.61
Same-Property RevPAR growth rate	(2.9%)

Same-Property EBITDA(1)	$53.5	$59.6
Same-Property EBITDA growth rate	(10.2%)
Same-Property EBITDA Margin(1)	30.0%	32.0%

Adjusted EBITDA(1)	$49.0	$56.2
Adjusted EBITDA growth rate	(12.8%)

Adjusted FFO(1)	$38.7	$40.6
Adjusted FFO per diluted share(1)	$0.54	$0.56
Adjusted FFO per diluted share growth rate	(3.6%)

(1) See tables later in this press release for a description of same-property information and reconciliations from net income (loss) to non-GAAP financial measures, including Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Adjusted EBITDA, Funds from Operations ("FFO"), FFO per share, Adjusted FFO and Adjusted FFO per share.

For the details as to which hotels are included in Same-Property Revenue Per Available Room (“RevPAR”), Average Daily Rate (“ADR”), Occupancy, Revenues, Expenses, EBITDA and EBITDA Margins appearing in the table above and elsewhere in this press release, refer to the Same-Property Inclusion Reference Table later in this press release.

“Our portfolio’s operating results in the first quarter were in line with our overall expectations despite greater than anticipated disruption from one of our significant redevelopment projects,” said Jon E. Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust. “Our financial results were driven by solid demand in several of our markets, including Washington, D.C., which benefitted from the Inauguration and the Women’s March, as well as Nashville, Seattle and San Diego. As expected, this strength was offset by difficult year-over-year comparisons in San Francisco and Los Angeles. The loss of the Super Bowl in San Francisco and the elimination of the prior year demand from the displaced families affected by the Porter Ranch gas leak in Los Angeles negatively impacted our growth. However, excluding the disruption from the redevelopment projects at Revere Hotel Boston Common, Hotel Palomar Los Angeles Beverly Hills and The Tuscan Fisherman’s Wharf, first quarter RevPAR growth would have been 330 basis points higher, which is a better indication of the operating performance of the portfolio.”

First Quarter Highlights

▪	Net income: The Company’s net income was $14.1 million in the first quarter of 2017, declining $2.5 million as compared to the same period of 2016.

▪
Same-Property RevPAR and Room Revenue: Same-Property RevPAR in the first quarter of 2017 declined 2.9 percent to $192.92 compared with the same period of 2016. Same-Property Room Revenue decreased 4.0 percent. There was one day less in the first quarter of 2017 versus last year. Same-Property ADR grew 0.5 percent from the prior year quarter to $239.22. Same-Property Occupancy decreased 3.4 percent to 80.6 percent, primarily due to the negative impact of the major redevelopment projects.

▪
Same-Property EBITDA: The Company’s hotels generated $53.5 million of Same-Property EBITDA for the quarter ended March 31, 2017, declining 10.2 percent from the same period of 2016. Same-Property Revenues decreased 4.2 percent, while Same-Property Expenses were reduced by 1.4 percent. As a result, Same-Property EBITDA Margin declined 199 basis points to 30.0 percent for the first quarter of 2017, as compared to the same period last year.

▪
Adjusted EBITDA: The Company’s Adjusted EBITDA declined to $49.0 million from $56.2 million in the prior year period, a decrease of $7.2 million, or 12.8 percent. The decline in Adjusted EBITDA was partly attributable to the property dispositions completed in 2016.

▪
Adjusted FFO: The Company’s Adjusted FFO declined 4.6 percent to $38.7 million from $40.6 million in the prior year period. The Company’s Adjusted FFO per diluted share decreased 3.6 percent to $0.54 compared with the same period of 2016.

▪
Dividends: On March 15, 2017, the Company declared a regular quarterly cash dividend of $0.38 per share on its common shares, a regular quarterly cash dividend of $0.40625 per share on its 6.50% Series C Cumulative Redeemable Preferred Shares and a regular quarterly cash dividend of $0.39844 per share on its 6.375% Series D Cumulative Redeemable Preferred Shares.

“During the quarter, our recently renovated hotels continued to make strides improving market share and RevPAR growth,” said Mr. Bortz. “Same-Property RevPAR for our portfolio declined 2.9 percent, which was well within the range of our negative 4.5 percent to negative 2.5 percent outlook. Despite the decline in RevPAR, our management teams did an excellent job controlling expenses, which were actually lowered by 1.4 percent, limiting our hotel EBITDA and margin decline.”

Strategic Disposition Plan

During the quarter, the Company executed a contract to sell the 252-room Dumont NYC to a third party for $118.0 million. The sale of Dumont NYC is subject to normal closing conditions, and the Company offers no assurances that this sale will be completed. Due to higher than expected closing and hotel employee severance costs, the Company is recording a $1.0 million impairment charge related to the sale of Dumont NYC. The Company is targeting to complete the sale in late June.

The expected sale price of $118.0 million reflects a 23.9x EBITDA multiple and a 3.5% net operating income capitalization rate (after an assumed annual capital reserve of 4.0% of total hotel revenues) based on the trailing twelve-month operating performance for the period ended March 31, 2017.

Proceeds from the sale of Dumont NYC will be utilized for general business purposes which may include reducing the Company’s outstanding debt or repurchasing the Company’s common shares.

The Company continues to pursue the selective sale of additional hotels and real estate as part of its overall strategic disposition plan. To date, excluding the potential sale of Dumont NYC, the Company has completed $463.8 million of dispositions including 8 hotels and an excess land parcel located adjacent to one of its hotels.

“We’re pleased with the progress we continue to make with our strategic disposition plan,” noted Mr. Bortz. “Each sale allows us to take advantage of attractive current private market prices for our properties as well as the significant discount between our current share price and the underlying value of our assets on a private market basis.”

Share Repurchase Program

Year-to-date, the Company repurchased 2.65 million common shares at an average price of $28.35 per share totaling $75.0 million. The Company has $75.0 million remaining on its $150.0 million common share repurchase program previously approved by the Board of Trustees. The repurchase program may be suspended or discontinued at any time and does not obligate the Company to acquire any particular amount of shares.

Capital Reinvestments

During the first quarter, the Company made $21.8 million of capital improvements throughout its portfolio. In March, the Company completed a $12.0 million comprehensive renovation at Hotel Palomar Los Angeles Beverly Hills, which included a renovation of all guest rooms, the guest room corridors, meeting rooms, lobby, restaurant, bar, pool and entryway.

During the remainder of 2017, the Company will continue and complete its remaining renovation and redevelopment projects at a number of its properties that will improve performance in future years, including:

▪
Revere Hotel Boston Common (estimated at $22.5 million), which is undergoing a comprehensive property renovation that began in fourth quarter 2016 with an expected completion date in second quarter 2017;

▪
The Tuscan Fisherman’s Wharf (estimated at $16.0 million), which began a comprehensive property renovation and transformation starting in January 2017 with an expected completion date towards the end of second quarter 2017, will be renamed Hotel Zoe upon completion and will operate as an independent hotel; and

▪
LaPlaya Beach Resort & Club (estimated at $7.5 million), which will undergo a renovation of the lobby, restaurant and bar, and all guest rooms in the resort’s Gulf Tower, starting in early summer 2017 with an expected completion date by the end of the third quarter 2017.

Capital Markets and Balance Sheet

Year-to-date, Pebblebrook paid off one of its two remaining 2017 debt maturities, maintaining its strong balance sheet and prudent capital structure. On March 1, 2017, the Company repaid the $44.1 million mortgage secured by the Sofitel Philadelphia, which was subject to a 3.9 percent interest rate. The Company will continue to increase its cash flow and improve its balance sheet through the refinancing of higher-rated mortgage debt and through potential disposition proceeds.

As of March 31, 2017, the Company had $1.1 billion in debt at an effective weighted-average interest rate of 3.2 percent. The Company had $675.0 million outstanding in the form of unsecured term loans and $204.0 million outstanding on its $450.0 million senior unsecured revolving credit facility. As of March 31, 2017, the Company had $39.1 million of cash, cash equivalents and restricted cash.

On March 31, 2017, as defined in the Company’s credit agreement, the Company’s fixed charge coverage ratio was 3.6 times and total net debt to trailing 12-month corporate EBITDA was 4.2 times.

2017 Outlook

The Company's outlook for 2017 has been updated to reflect the Company’s first quarter performance, the common shares repurchased year-to-date, the Dumont NYC sale which is expected to occur in late June, and anticipated additional disruption caused by the renovation at The Tuscan Fisherman’s Wharf. The sale of Dumont NYC is expected to reduce Same-Property EBITDA by $5.5 million, Adjusted EBITDA by $4.6 million and Adjusted FFO by $2.9 million. The additional disruption at The Tuscan Fisherman’s Wharf is estimated to reduce Same-Property EBITDA, Adjusted EBITDA and Adjusted FFO by $0.9 million. In addition, the 2017 outlook, which assumes no additional acquisitions or dispositions, includes its various planned capital investment projects and includes other significant assumptions, is as follows:

	2017 Outlook as of April 27, 2017		Variance to Prior Outlook as of February 23, 2017
	Low	High	Low	High
	($ and shares/units in millions, except per share and RevPAR data)
Net income	$63.7	$73.0	($4.7)	($6.7)

Adjusted EBITDA	$223.9	$232.9	($3.5)	($5.5)
Adjusted EBITDA growth rate	(18.0%)	(14.7%)	(1.2%)	(2.0%)

Adjusted FFO	$167.2	$176.5	($3.7)	($5.7)
Adjusted FFO per diluted share	$2.37	$2.50	$0.03	—
Adjusted FFO per diluted share growth rate	(14.7%)	(10.1%)	1.1%	—

This 2017 outlook is based, in part, on the following estimates and assumptions:

U.S. GDP growth rate	1.75%	2.25%	—	—
U.S. Hotel Industry RevPAR growth rate	0.0%	2.0%	—	—
Urban Markets RevPAR growth rate	(1.0%)	1.0%	—	—

Same-Property RevPAR	$209	$214	($1)	—
Same-Property RevPAR growth rate	(1.0%)	1.0%	—	—
Same-Property Room Revenue growth rate	(1.2%)	0.7%	—	(0.1%)

Same-Property EBITDA	$250.6	$259.6	($4.4)	($6.4)
Same-Property EBITDA growth rate	(8.6%)	(5.3%)	0.1%	(0.6%)
Same-Property EBITDA Margin	32.8%	33.8%	0.1%	0.1%
Same-Property EBITDA Margin growth rate	(250 bps)	(150 bps)	—	—

Corporate cash general and administrative expenses	$20.6	$20.6	$—	$—
Corporate non-cash general and administrative expenses	$8.5	$8.5	—	—

Total capital investments related to renovations, capital maintenance and return on investment projects	$90.0	$100.0	$—	—

Weighted-average fully diluted shares and units	70.5	70.5	(2.5)	(2.5)

“The hotel industry continues to face several headwinds including the strong U.S. dollar, soft business travel, wage pressures and rising levels of new hotel supply growth, particularly in the urban markets,” commented Mr. Bortz. “In addition, international in-bound travel demand is at risk given the potential implementation of travel bans, more restrictive visa requirements, and the negative perception they are creating, all of which could act as a further drag on overall hotel travel demand. As a result, we maintain a cautious outlook for 2017 for both the industry and Pebblebrook. For our portfolio, our outlook for Same-Property RevPAR growth of negative 1.0 percent to positive 1.0 percent remains unchanged. We continue to monitor the impact that the renovation and closure of the Moscone Center in San Francisco will have on our portfolio this year, especially during the second and third quarters of 2017. However, as we complete our redevelopment and repositioning projects at our remaining hotels, we remain confident that our portfolio will gain meaningful market share and increased cash flows in 2017 and beyond.”

The Company’s outlook for the second quarter of 2017 is as follows:

	Second Quarter 2017 Outlook
	Low	High
	($ and shares/units in millions, except per share and RevPAR data)

Net income	$20.1	$23.2

Same-Property RevPAR	$216	$220
Same-Property RevPAR growth rate	(3.5%)	(1.5%)
Same-Property Room Revenue growth rate	(3.4%)	(1.4%)

Same-Property EBITDA	$68.8	$71.8
Same-Property EBITDA growth rate	(9.2%)	(5.2%)
Same-Property EBITDA Margin	34.5%	35.5%
Same-Property EBITDA Margin growth rate	(300 bps)	(200 bps)

Adjusted EBITDA	$62.1	$65.1
Adjusted EBITDA growth rate	(21.3%)	(17.5%)

Adjusted FFO	$45.7	$48.8
Adjusted FFO per diluted share	$0.65	$0.70
Adjusted FFO per diluted share growth rate	(19.8%)	(13.6%)

Weighted-average fully diluted shares and units	70.2	70.2

The Company’s outlook for 2017 and the second quarter of 2017 assumes no additional acquisitions or dispositions beyond the hotels the Company owned as of March 31, 2017 except for Dumont NYC which is expected to be sold in late June, so it and its $5.5 million of Hotel EBITDA have been removed from the same-property operating results. The Company’s outlook also incorporates all of the expected disruption associated with the various renovations and repositionings at our properties, including Revere Hotel Boston Common, The Tuscan Fisherman’s Wharf and LaPlaya Beach Resort & Club, all of which already have or are anticipated to commence renovations in 2017.

The Company’s estimates and assumptions, including the Company’s outlook for 2017 and the second quarter 2017, for Same-Property RevPAR, Same-Property RevPAR growth rate, Same-Property Room Revenue growth rate, Same-Property EBITDA, Same-Property EBITDA growth rate, Same-Property EBITDA Margin and Same-Property EBITDA Margin growth rate, include the hotels owned as of March 31, 2017, as if they had been owned by the Company for all of 2016 and 2017, except for Hotel Zeppelin San Francisco, which is not included in the first quarter, and Dumont NYC, which is not included in the second, third and fourth quarters.

If any of the foregoing estimates and assumptions prove to be inaccurate, actual results, including the outlook, may vary, and could vary significantly, from the amounts shown above.

First Quarter 2017 Earnings Call

The Company will conduct its quarterly analyst and investor conference call on Friday, April 28, 2017 at 9:00 AM ET. To participate in the conference call, please dial (877) 705-6003 approximately ten minutes before the call begins. Additionally, a live webcast of the conference call will be available through the Company’s website. To access the webcast, log on to www.pebblebrookhotels.com ten minutes prior to the conference call. A replay of the conference call webcast will be archived and available online through the Investor Relations section of www.pebblebrookhotels.com.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust is a publicly traded real estate investment trust (“REIT”) organized to opportunistically acquire and invest primarily in upper upscale, full-service hotels located in urban markets in major gateway cities. The Company owns 29 hotels, with a total of 7,222 guest rooms. The Company owns hotels located in 10 states and the District of Columbia, including: Los Angeles, California (Beverly Hills, Santa Monica and West Hollywood); San Diego, California; San Francisco, California; Washington, DC; Coral Gables, Florida; Naples, Florida; Buckhead, Georgia; Boston, Massachusetts; Minneapolis, Minnesota; New York, New York; Portland, Oregon; Philadelphia, Pennsylvania; Nashville, Tennessee; Columbia River Gorge, Washington; and Seattle, Washington. For more information, please visit us at www.pebblebrookhotels.com and follow us on Twitter at @PebblebrookPEB.

This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. Examples of forward-looking statements include the following: projections and forecasts of U.S. GDP growth, U.S. hotel industry RevPAR growth, the Company’s net income, FFO, EBITDA, Adjusted FFO, Adjusted EBITDA, RevPAR, EBITDA Margin and EBITDA Margin growth, and the Company’s expenses, share count or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions, dispositions or services; forecasts of the Company’s future economic performance and its share of future markets; forecasts of hotel industry performance; and descriptions of assumptions underlying or relating to any of the foregoing expectations including assumptions regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

All information in this press release is as of April 27, 2017. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

###

Contacts:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330
For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com

Pebblebrook Hotel Trust
Consolidated Balance Sheets
($ in thousands, except for per share data)

	March 31, 2017	December 31, 2016
	(Unaudited)
ASSETS
Assets:
Investment in hotel properties, net	$2,563,158	$2,672,654
Hotels held for sale	110,969	—
Ground lease asset, net	29,480	29,627
Cash and cash equivalents	31,939	33,410
Restricted cash	7,152	7,419
Hotel receivables (net of allowance for doubtful accounts of $533 and $494, respectively)	29,107	27,687
Prepaid expenses and other assets	40,634	38,462
Total assets	$2,812,439	$2,809,259

LIABILITIES AND EQUITY

Liabilities:
Senior unsecured revolving credit facility	$204,000	$82,000
Term loans, net of unamortized deferred financing costs	672,012	671,793
Senior unsecured notes, net of unamortized deferred financing costs	99,478	99,460
Mortgage debt, net of unamortized loan premiums and deferred financing costs	97,929	142,998
Accounts payable and accrued expenses	146,836	149,283
Advance deposits	20,486	19,110
Accrued interest	3,311	2,284
Liabilities related to hotels held for sale	2,685	—
Distribution payable	31,716	33,215
Total liabilities	1,278,453	1,200,143
Commitments and contingencies

Equity:
Preferred shares of beneficial interest, $0.01 par value (liquidation preference $250,000 at March 31, 2017 and at December 31, 2016), 100,000,000 shares authorized; 10,000,000 shares issued and outstanding at March 31, 2017 and December 31, 2016	100	100
Common shares of beneficial interest, $0.01 par value, 500,000,000 shares authorized; 69,937,163 issued and outstanding at March 31, 2017 and 71,922,904 issued and outstanding at December 31, 2016	699	719
Additional paid-in capital	1,715,272	1,776,404
Accumulated other comprehensive income (loss)	(208)	(2,312)
Distributions in excess of retained earnings	(185,657)	(169,227)
Total shareholders’ equity	1,530,206	1,605,684
Non-controlling interests	3,780	3,432
Total equity	1,533,986	1,609,116
Total liabilities and equity	$2,812,439	$2,809,259

Pebblebrook Hotel Trust
Consolidated Statements of Operations
($ in thousands, except for per share data)
(Unaudited)

	Three months ended March 31,
	2017	2016

Revenues:
Room	$125,570	$131,404
Food and beverage	43,632	50,696
Other operating	12,976	14,145
Total revenues	$182,178	$196,245

Expenses:
Hotel operating expenses:
Room	$32,983	$32,225
Food and beverage	29,288	34,037
Other direct and indirect	52,168	55,648
Total hotel operating expenses	114,439	121,910
Depreciation and amortization	26,296	25,061
Real estate taxes, personal property taxes, property insurance, and ground rent	13,712	12,465
General and administrative	6,151	6,802
Impairment loss	1,049	—
Total operating expenses	161,647	166,238
Operating income (loss)	20,531	30,007
Interest income	—	625
Interest expense	(9,341)	(10,801)
Other	64	(1,771)
Equity in earnings (loss) of joint venture	—	(4,915)
Income (loss) before income taxes	11,254	13,145
Income tax (expense) benefit	2,835	3,492
Net income (loss)	14,089	16,637
Net income (loss) attributable to non-controlling interests	55	58
Net income (loss) attributable to the Company	14,034	16,579
Distributions to preferred shareholders	(4,023)	(5,844)
Issuance costs of redeemed preferred shares	—	(4,169)
Net income (loss) attributable to common shareholders	$10,011	$6,566

Net income (loss) per share available to common shareholders, basic	$0.14	$0.09
Net income (loss) per share available to common shareholders, diluted	$0.14	$0.09
Weighted-average number of common shares, basic	71,610,994	71,836,815
Weighted-average number of common shares, diluted	71,892,820	72,311,081

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to FFO and Adjusted FFO
($ in thousands, except per share data)
(Unaudited)

	Three months ended March 31,
	2017	2016

Net income (loss)	$14,089	$16,637
Adjustments:
Depreciation and amortization	26,237	25,002
Depreciation and amortization from joint venture	—	2,243
Impairment loss	1,049	—
FFO	$41,375	$43,882
Distribution to preferred shareholders	$(4,023)	$(5,844)
Issuance costs of redeemed preferred shares	—	(4,169)
FFO available to common share and unit holders	$37,352	$33,869
Hotel acquisition and disposition costs	75	6
Non-cash ground rent	734	587
Management/franchise contract transition costs	85	66
Interest expense adjustment for acquired liabilities	180	(246)
Capital lease adjustment	136	130
Non-cash amortization of acquired intangibles	242	244
Issuance costs of redeemed preferred shares	—	4,169
Other	(64)	1,771
Adjusted FFO available to common share and unit holders	$38,740	$40,596

FFO per common share - basic	$0.52	$0.47
FFO per common share - diluted	$0.52	$0.47
Adjusted FFO per common share - basic	$0.54	$0.56
Adjusted FFO per common share - diluted	$0.54	$0.56

Weighted-average number of basic common shares and units	71,847,345	72,073,166
Weighted-average number of fully diluted common shares and units	72,129,171	72,547,432

To supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission ("SEC") rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations (“FFO”) - FFO represents net income (computed in accordance with GAAP), excluding gains or losses from sales of properties, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the Company's operating performance without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

The Company also evaluates its performance by reviewing Adjusted FFO because it believes that adjusting FFO to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted FFO, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts FFO for the following items, which may occur in any period, and refers to this measure as Adjusted FFO:

- Hotel acquisition and disposition costs: The Company excludes acquisition and disposition transaction costs expensed during the period because it believes that including these costs in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Interest expense adjustment for acquired liabilities: The Company excludes interest expense adjustment for acquired liabilities assumed in connection with acquisitions, because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Capital lease adjustment: The Company excludes the effect of non-cash interest expense from capital leases because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Issuance costs of redeemed preferred shares: The Company excludes issuance costs of redeemed preferred shares during the period because it believes that including these adjustments in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Other: The Company excludes the ineffective portion of the change in fair value of the hedging instruments during the period because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of FFO in accordance with the NAREIT White Paper, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
($ in thousands)
(Unaudited)

	Three months ended March 31,
	2017	2016

Net income (loss)	$14,089	$16,637
Adjustments:
Interest expense	9,341	10,801
Interest expense from joint venture	—	2,278
Income tax expense (benefit)	(2,835)	(3,492)
Depreciation and amortization	26,296	25,061
Depreciation and amortization from joint venture	—	2,243
EBITDA	$46,891	$53,528
Hotel acquisition and disposition costs	75	6
Non-cash ground rent	734	587
Management/franchise contract transition costs	85	66
Non-cash amortization of acquired intangibles	242	244
Impairment loss	1,049	—
Other	(64)	1,771
Adjusted EBITDA	$49,012	$56,202

To supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission ("SEC") rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

The Company also evaluates its performance by reviewing Adjusted EBITDA because it believes that adjusting EBITDA to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts EBITDA for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDA:

- Hotel acquisition and disposition costs: The Company excludes acquisition and disposition transaction costs expensed during the period because it believes that including these costs in EBITDA does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in EBITDA does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in EBITDA does not reflect the underlying financial performance of the Company.
- Impairment loss: The Company excludes impairment loss because it believes that including this adjustment in EBITDA does not reflect the underlying financial performance of the Company and its hotels.
- Other: The Company excludes the ineffective portion of the change in fair value of the hedging instruments during the period because it believes that including these non-cash adjustments in EBITDA does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of EBITDA, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Pebblebrook Hotel Trust
Reconciliation of Outlook of Net Income (Loss) to FFO and Adjusted FFO
($ in millions, except per share data)
(Unaudited)

	Three months ending		Year ending
	June 30, 2017		December 31, 2017
	Low	High	Low	High

Net income (loss)	$20	$23	$64	$73
Adjustments:
Depreciation and amortization	28	28	114	114
FFO	$49	$52	$178	$187
Distribution to preferred shareholders	(4)	(4)	(16)	(16)
Issuance costs of redeemed preferred shares	—	—	—	—
FFO available to common share and unit holders	$45	$48	$162	$171
Non-cash ground rent	1	1	3	3
Other	0	0	2	3
Adjusted FFO available to common share and unit holders	$46	$49	$167	$177

FFO per common share - diluted	$0.64	$0.68	$2.29	$2.42
Adjusted FFO per common share - diluted	$0.65	$0.70	$2.37	$2.50

Weighted-average number of fully diluted common shares and units	70.2	70.2	70.5	70.5

To supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission ("SEC") rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations (“FFO”) - FFO represents net income (computed in accordance with GAAP), excluding gains or losses from sales of properties, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the Company's operating performance without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

The Company also evaluates its performance by reviewing Adjusted FFO because it believes that adjusting FFO to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted FFO, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts FFO for the following items, which may occur in any period, and refers to this measure as Adjusted FFO:

- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Other: The Company excludes Other expenses, which include hotel acquisition and disposition costs, management/franchise contract transition costs, interest expense adjustment for acquired liabilities, capital lease adjustment and non-cash amortization of acquired intangibles, in addition to the ineffective portion of the change in fair value of the hedging instruments during the period, because the Company believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of FFO in accordance with the NAREIT White Paper, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Any differences are a result of rounding.

Pebblebrook Hotel Trust
Reconciliation of Outlook of Net Income (Loss) to EBITDA and Adjusted EBITDA
($ in millions)
(Unaudited)

	Three months ending		Year ending
	June 30, 2017		December 31, 2017
	Low	High	Low	High

Net income (loss)	$20	$23	$64	$73
Adjustments:
Interest expense and income tax expense	13	13	41	41
Depreciation and amortization	28	28	114	114
EBITDA	$61	$64	$219	$228
Non-cash ground rent	1	1	3	3
Other	(0)	(0)	2	2
Adjusted EBITDA	$62	$65	$224	$233

To supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission ("SEC") rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

The Company also evaluates its performance by reviewing Adjusted EBITDA because it believes that adjusting EBITDA to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts EBITDA for the following items, which may occur in any period, and refers to this measure as Adjusted EBITDA:

- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Other: The Company excludes Other expenses, which include hotel acquisition and disposition costs, management/franchise contract transition costs and non-cash amortization of acquired intangibles, in addition to the ineffective portion of the change in fair value of the hedging instruments during the period, because the Company believes that including these non-cash adjustments in EBITDA does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of EBITDA, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Any differences are a result of rounding.

Pebblebrook Hotel Trust
Same-Property Statistical Data
(Unaudited)

	Three months ended March 31,
	2017	2016

Same-Property Occupancy	80.6%	83.4%
Increase/(Decrease)	(3.4%)
Same-Property ADR	$239.22	$238.00
Increase/(Decrease)	0.5%
Same-Property RevPAR	$192.92	$198.61
Increase/(Decrease)	(2.9%)

Notes:

This schedule of hotel results for the three months ended March 31 includes information from all of the hotels the Company owned as of March 31, 2017, except for Hotel Zeppelin San Francisco in both 2017 and 2016 because it was closed during the first quarter of 2016 for renovation.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same Property Statistical Data - by Market
(Unaudited)

Three months ended March 31,
2017
RevPAR Variance:
Seattle	8.4%
San Diego	7.0%
Other	4.1%
Portland	(0.3%)
San Francisco	(6.5%)
Los Angeles	(10.3%)
Boston	(15.2%)

West Coast	(4.1%)
East Coast	(1.6%)

Notes:

This schedule of hotel results for the three months ended March 31 includes information from all of the hotels the Company owned as of March 31, 2017, except for Hotel Zeppelin San Francisco in both 2017 and 2016 because it was closed during the first quarter of 2016 for renovation.

"Other" includes Atlanta (Buckhead), GA, Coral Gables, FL, Minneapolis, MN, Naples, FL, Nashville, TN, New York, NY, Philadelphia, PA and Washington DC.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results
($ in thousands)
(Unaudited)

	Three months ended March 31,
	2017	2016

Same-Property Revenues:
Rooms	$121,760	$126,891
Food and beverage	43,531	46,012
Other	12,961	13,259
Total hotel revenues	178,252	186,162

Same-Property Expenses:
Rooms	$31,928	$31,953
Food and beverage	29,282	30,680
Other direct	2,980	3,189
General and administrative	14,493	15,136
Information and telecommunication systems	2,822	2,712
Sales and marketing	14,870	14,912
Management fees	5,251	5,421
Property operations and maintenance	5,599	5,648
Energy and utilities	4,057	4,334
Property taxes	8,681	8,122
Other fixed expenses	4,776	4,462
Total hotel expenses	124,739	126,569

Same-Property EBITDA	$53,513	$59,593

Same-Property EBITDA Margin	30.0%	32.0%

Notes:

This schedule of hotel results for the three months ended March 31 includes information from all of the hotels the Company owned as of March 31, 2017, except for Hotel Zeppelin San Francisco in both 2017 and 2016 because it was closed during the first quarter of 2016 for renovation.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Inclusion Reference Table

Hotels	Q1	Q2	Q3	Q4

Sir Francis Drake	X	X	X	X
InterContinental Buckhead Atlanta	X	X	X	X
Hotel Monaco Washington DC	X	X	X	X
The Grand Hotel Minneapolis	X	X	X	X
Skamania Lodge	X	X	X	X
Le Méridien Delfina Santa Monica	X	X	X	X
Sofitel Philadelphia	X	X	X	X
Argonaut Hotel	X	X	X	X
The Westin San Diego Gaslamp Quarter	X	X	X	X
Hotel Monaco Seattle	X	X	X	X
Mondrian Los Angeles	X	X	X	X
W Boston	X	X	X	X
Hotel Zetta San Francisco	X	X	X	X
Hotel Vintage Seattle	X	X	X	X
Hotel Vintage Portland	X	X	X	X
W Los Angeles - West Beverly Hills	X	X	X	X
Hotel Zelos San Francisco	X	X	X	X
Embassy Suites San Diego Bay - Downtown	X	X	X	X
Hotel Modera	X	X	X	X
Hotel Zephyr Fisherman's Wharf	X	X	X	X
Hotel Zeppelin San Francisco		X	X	X
The Nines, a Luxury Collection Hotel, Portland	X	X	X	X
Hotel Colonnade Coral Gables, a Tribute Portfolio Hotel	X	X	X	X
Hotel Palomar Los Angeles Beverly Hills	X	X	X	X
Union Station Hotel Nashville, Autograph Collection	X	X	X	X
Revere Hotel Boston Common	X	X	X	X
LaPlaya Beach Resort & Club	X	X	X	X
The Tuscan Fisherman's Wharf	X	X	X	X
Dumont NYC	X

Notes:
A property marked with an "X" in a specific quarter denotes that the same-property operating results of that property are included in the Same-Property Statistical Data and in the Schedule of Same-Property Results.

The Company’s first quarter Same-Property RevPAR, RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin include all of the hotels the Company owned, or had an ownership interest in, as of March 31, 2017, except Hotel Zeppelin San Francisco in both 2017 and 2016 because it was closed during the first quarter of 2016 for renovation. Operating statistics and financial results may include periods prior to the Company’s ownership of the hotels.

The Company's estimates and assumptions for Same Property RevPAR, RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin for the Company's 2017 outlook include all of the hotels the Company owned as of March 31, 2017, except for Hotel Zeppelin San Francisco for Q1 and Dumont NYC for Q2, Q3 and Q4 based on the planned sale of the hotel. The operating statistics and financial results in this press release may include periods prior to the Company's ownership of the hotels.

Pebblebrook Hotel Trust
Historical Operating Data
(Unaudited)

Historical Operating Data:

	First Quarter 2016	Second Quarter 2016	Third Quarter 2016	Fourth Quarter 2016	Full Year 2016

Occupancy	83%	88%	89%	81%	85%
ADR	$238	$255	$264	$236	$249
RevPAR	$198	$224	$234	$192	$212

Hotel Revenues	$186.7	$207.7	$211.3	$188.0	$793.8
Hotel EBITDA	$59.4	$77.5	$81.4	$60.7	$279.1
Hotel EBITDA Margin	31.8%	37.3%	38.5%	32.3%	35.2%

	First Quarter 2017

Occupancy	81%
ADR	$240
RevPAR	$194

Hotel Revenues	$182.3
Hotel EBITDA	$55.1
Hotel EBITDA Margin	30.2%

Notes:

These historical hotel operating results include information for all of the hotels the Company owned as of March 31, 2017. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.